Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Greg Ambro Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish (212) 850-5651

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON THURSDAY, MARCH 8TH AT 1:05 P.M. P.S.T.

GOTTSCHALKS REPORTS FOURTH QUARTER
FISCAL 2006 FINANCIAL RESULTS

FRESNO, CA - March 8, 2007 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the fourth quarter and fiscal year ended February 3, 2007. Net income for the fourth quarter was $8.9 million, or $0.64 per diluted share, compared to net income of $8.6 million, or $0.62 per diluted share, for the fourth quarter of fiscal 2005. Net income for the fourth quarter of 2006 included a pre-tax charge of $114,000, or $0.01 per diluted share, relating to the expensing of stock-based compensation.

Net income for fiscal 2006 was $2.6 million, or $0.19 per diluted share, compared to net income of $5.2 million, or $0.38 per diluted share, in fiscal 2005. Net income for fiscal 2006 includes a pre-tax charge of $810,000, or $0.04 per diluted share, relating to the expensing of stock-based compensation. Gottschalks' 2006 fiscal year consisted of 53 weeks as compared to its 2005 fiscal year, which consisted of 52 weeks. Accordingly, fourth quarter and total year net income and sales include an additional week compared to the prior year.

As previously reported, total sales for the 14-week fiscal quarter increased 3.6% to $238.1 million from $229.9 million for the 13-week fourth quarter of fiscal 2005. Total sales for the fourth quarter excluding the additional week decreased 0.2% to $229.5 million. Same store sales for the comparable 13-week period increased 0.8% from the fourth quarter of fiscal 2005.

Total sales for the 53-week fiscal year 2006 increased 1.0% to $683.9 million from $676.9 million for the 52- week fiscal year 2005. Total sales for fiscal 2006 excluding the additional week decreased 0.3% to $675.2 million. Same store sales for the comparable 52-week fiscal year period increased 0.6% from fiscal 2005.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "Our performance in the fourth quarter was not as strong as we had hoped. Our top line reflected continued challenges in our home store merchandise, while our gross margin was impacted by a generally more promotional environment experienced during the holiday season. In addition, we absorbed higher than planned professional fees as a result of our exploration of strategic alternatives. Despite the challenges we experienced during the fourth quarter, we continued to generate solid results in our key merchandise categories and we ended the year having made progress in our key long-term strategic initiatives."

Commenting on the Company's outlook, Mr. Famalette stated, "In the coming year, we will focus on a number of strategic initiatives designed to increase sales, improve our operating performance and position the Company for long-term growth. First, we are continuing to reposition our merchandise mix with increased emphasis on our soft line merchandise categories. The stores where we have completed re-fixturing in our accessories, shoes and cosmetics departments have generally shown significantly higher sales growth in those departments than in our other locations and we plan to continue to roll out upgrades in additional stores in 2007. The performance of our home store merchandise also remains a priority. Complementing the changes we are making in our home store merchandise and marketing this year, we are pursuing plans to increase square footage for soft lines and reduce space allotted to the home store departments throughout most of the chain.

"At the same time, we will continue to direct efforts towards other key initiatives in 2007. Importantly, we plan to increase the penetration and percentage of sales resulting from our charge card and subsequently grow net credit revenues through the new agreement with HSBC. We are also introducing a new Company branding and marketing campaign to build on enhancements in our merchandising strategies. In addition, we expect to further improve inventory management as well as complete the implementation of critical information technology projects, such as our Point-of-Sale system, pin pad signature capture and return authorization which are designed to enhance our operations and better serve our customers. Finally, while our planned new stores are expected to open in 2008, we will maintain our store remodeling program in 2007 with two major remodels. We currently anticipate achieving a comparable store sales increase in the range of 1% to 1.5% for the full fiscal year. We remain confident in our ability to grow profitably in the future."

As previously announced, Gottschalks has formed a special strategic committee to identify and evaluate various strategic alternatives to maximize shareholder value. There can be no assurance that any review of strategic alternatives will result in a change in the current business plan of the Company or any transaction being authorized or consummated. The Company does not currently intend to disclose developments or provide updates on the progress or status of the strategic alternatives review process or of any strategic alternatives under consideration, unless and until the Board of Directors has approved a specific transaction.

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for selected closed stores are reported in the condensed financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

Pro Forma Financial Information

                                                        Fourth Quarter             Fiscal Year
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                    February 3,  January 28,  February 3,  January 28,
                                                       2007         2006         2007         2006
                                                    -----------  -----------  -----------  -----------
Sales
  Continuing operations                            $   238,147  $   226,409  $   680,966  $   665,460
  Discontinued operations                                    0        3,476        2,921       11,480
                                                    -----------  -----------  -----------  -----------
     Total                                         $   238,147  $   229,885  $   683,887  $   676,940

Gross margin
  Continuing operations                            $    78,910  $    76,587  $   234,347  $   231,073
  Discontinued operations                                    0        1,236          500        4,038
                                                    -----------  -----------  -----------  -----------
     Total                                         $    78,910  $    77,823  $   234,847  $   235,111

Selling, general and administrative
  expenses
  Continuing operations                            $    60,623  $    59,992  $   212,415  $   206,756
  Discontinued operations                                    0        1,178        1,533        5,235
                                                    -----------  -----------  -----------  -----------
     Total                                         $    60,623  $    61,170  $   213,948  $   211,991

Net income (loss)
  Continuing operations                            $     8,872  $     8,421  $     3,441  $     6,143
  Discontinued operations                                    0          131         (792)        (943)
                                                    -----------  -----------  -----------  -----------
     Total                                         $     8,872  $     8,552  $     2,649  $     5,200

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the fourth quarter and full year of fiscal 2006. To access the call, dial 800-905-0392 to listen to the call on the day of the event. The Conference ID is Gottschalks. If you are unable to participate in the call, a replay will be made available through March 15, 2007. To access this service, please dial 800-388-9064. No passcode is required for replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 60 department stores and 5 specialty apparel stores in six western states, including California (38), Washington (8), Alaska (6), Oregon (4), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED INCOME STATEMENTS
(In thousands, except per share data)
(unaudited)

                                                         Fourth Quarter            Fiscal Year
                                                             Ended                     Ended
                                                    ------------------------  ------------------------
                                                    February 3,  January 28,  February 3,  January 28,
                                                       2007         2006         2007         2006
                                                    -----------  -----------  -----------  -----------
Net sales......................................... $   238,147  $   226,409  $   680,966  $   665,460
Net credit revenues...............................         853          899        3,087        3,084
Net leased department revenues....................       1,417        1,472        3,428        3,506
                                                    -----------  -----------  -----------  -----------
     Total revenues...............................     240,417      228,780      687,481      672,050

Costs and expenses:
  Cost of sales...................................     159,237      149,822      446,619      434,387
  Selling, general and administrative expenses....      60,623       59,992      212,415      206,756
  Gain on sale of aircraft........................           0            0         (946)           0
  Depreciation and amortization...................       4,021        3,520       15,276       13,242
  New store opening costs.........................           0            0          376          688
                                                    -----------  -----------  -----------  -----------
     Total costs and expenses.....................     223,881      213,334      673,740      655,073
                                                    -----------  -----------  -----------  -----------
     Operating income ............................      16,536       15,446       13,741       16,977

Other (income) expense:
  Interest expense................................       2,668        2,737       10,058        9,242
  Miscellaneous income............................        (322)        (243)      (1,389)      (1,515)
                                                    -----------  -----------  -----------  -----------
                                                         2,346        2,494        8,669        7,727
                                                    -----------  -----------  -----------  -----------
Income before income taxes........................      14,190       12,952        5,072        9,250
Income tax expense................................       5,318        4,531        1,631        3,107
                                                    -----------  -----------  -----------  -----------
Income from continuing operations.................       8,872        8,421        3,441        6,143
                                                    -----------  -----------  -----------  -----------
Discontinued operations:
  Loss from operation of closed stores............           0          (14)      (1,102)      (1,609)
  Gain (loss) on store closures...................           0          212          (98)         180
  Income tax (expense) benefit....................           0          (67)         408          486
                                                    -----------  -----------  -----------  -----------
  Income (loss) from discontinued operations......           0          131         (792)        (943)
                                                    -----------  -----------  -----------  -----------
  Net loss........................................ $     8,872  $     8,552  $     2,649  $     5,200
                                                    ===========  ===========  ===========  ===========

Net income (loss) per common share:
Basic
  Income from continuing operations............... $      0.66  $      0.63  $      0.26  $      0.46
  Income (loss) from discontinued operations...... $      0.00  $      0.01  $     (0.06) $     (0.07)
  Net income per common share..................... $      0.66  $      0.64  $      0.20  $      0.39

Diluted
  Income from continuing operations............... $      0.64  $      0.61  $      0.25  $      0.45
  Income (loss) from discontinued operations...... $      0.00  $      0.01  $     (0.06) $     (0.07)
  Net income per common share..................... $      0.64  $      0.62  $      0.19  $      0.38

Weighted average number of common
   shares outstanding:
   Basic .........................................      13,514       13,336       13,428       13,245
   Diluted........................................      13,885       13,771       13,758       13,797

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

                                                     February 3,   January 28,
                                                         2007          2006
                                                     ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      6,051  $      5,368
  Receivables - net................................        8,198         7,284
  Merchandise inventories..........................      168,702       159,986
  Other............................................       19,207        15,534
                                                     ------------  ------------
          Total current assets.....................      202,158       188,172

PROPERTY AND EQUIPMENT - net.......................      134,696       133,545
OTHER LONG-TERM ASSETS.............................       12,998        13,305
                                                     ------------  ------------
                                                    $    349,852  $    335,022
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     82,895  $     88,472
  Current portion of long-term obligations.........        1,676         2,770
                                                     ------------  ------------
      Total current liabilities....................       84,571        91,242
                                                     ------------  ------------

REVOLVING LINE OF CREDIT...........................       83,762        47,935

LONG-TERM OBLIGATIONS (less current portion).......       13,592        28,971

DEFERRED INCOME TAXES AND OTHER....................       24,155        26,790

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       19,180        20,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      124,592       119,904
                                                     ------------  ------------
                                                    $    349,852  $    335,022
                                                     ============  ============

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